Exhibit 99.1

News Release
nVent Announces First Quarter 2022 Financial Results
Strong demand and execution continued; raising full-year sales and adjusted EPS guidance
•Reported sales of $695 million, up 27%; Organic sales up 24%
•Reported EPS of $0.40, up 3%; Adjusted EPS of $0.50, up 16%
•Generated Cash Flows from Operations of $7 million; Free Cash Flow usage of $3 million, in line with expectations
•Raising full-year sales and adjusted EPS guidance due to strong first quarter
◦Reported and organic sales growth of 11% to 13%
◦Reported EPS of $1.78 to $1.86; Adjusted EPS of $2.14 to $2.22

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON – April 29, 2022 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the first quarter of 2022 and provided guidance for the second quarter and full-year 2022.

“We had a strong start to the year, with another quarter of tremendous growth and execution. The continued dedication and adaptability of our global team helped us deliver for our customers in a challenging environment. Our record first quarter sales grew 27 percent, with broad-based sales and order growth across all segments,” said nVent Chief Executive Officer Beth Wozniak.

“As the electrification of everything continues to drive demand for our products and solutions, we are well-positioned for continued growth across the verticals we serve, like Data Solutions, Industrial Automation, Power Utilities, Renewables and Smart Buildings. Based on the strength of the business in the first quarter, we are raising our full-year sales and adjusted EPS guidance. The future is bright at nVent.”

First quarter sales of $695 million were up 27 percent relative to the first quarter 2021 and increased 24 percent organically, which excludes the impact from currency fluctuations and acquisitions. First quarter 2022 earnings per diluted share (“EPS”) were $0.40, up 3 percent, while on an adjusted basis, the company had EPS of $0.50, up 16 percent. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.

First quarter 2022 operating income was $90 million compared to $80 million in the first quarter of 2021. On an adjusted basis, segment income was $110 million versus $97 million in the first quarter of 2021.

nVent had net cash provided by operating activities of $7 million in the first quarter and free cash flow usage was $3 million.

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FIRST QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	March 31, 2022	March 31, 2021	% / point change
Net Sales	$695	$549	27%
Organic			24%
Operating Income	$90	$80	12%
Reported ROS	13.0%	14.6%
Segment Income	$110	$97	13%
Adjusted ROS	15.9%	17.7%	-180 bps

Enclosures
	Three months ended
	March 31, 2022	March 31, 2021	% / point change
Net Sales	$359	$277	30%
Organic			23%
ROS	14.0%	17.6%	-360 bps

Electrical & Fastening Solutions
	Three months ended
	March 31, 2022	March 31, 2021	% / point change
Net Sales	$188	$148	27%
Organic			29%
ROS	25.1%	26.5%	-140 bps

Thermal Management
	Three months ended
	March 31, 2022	March 31, 2021	% / point change
Net Sales	$148	$124	19%
Organic			22%
ROS	21.9%	16.9%	500 bps

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GUIDANCE FOR FULL-YEAR AND SECOND QUARTER 2022
The company now estimates reported and organic sales growth for the full-year 2022 of up 11 to 13 percent versus prior guidance of up 6 to 10 percent and 6 to 9 percent, respectively. The company now expects full-year 2022 EPS of $1.78 to $1.86 on a GAAP basis and adjusted EPS of $2.14 to $2.22 versus prior guidance of $1.75 to $1.85 on a GAAP basis and adjusted EPS of $2.10 to $2.20.

The company estimates reported sales for the second quarter of 2022 to be up 13 to 15 percent, which represents up 12 to 14 percent on an organic basis. The company estimates second quarter 2022 EPS on a GAAP basis of $0.43 to $0.45 and adjusted EPS of $0.52 to $0.54.

DIVIDENDS
nVent previously announced on February 21, 2022 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable on May 6, 2022.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s first quarter performance on a conference call with analysts and investors at 9:30 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 1694655 approximately ten minutes before the 9:30 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on August 29, 2022 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2022	March 31, 2021
Net sales	$694.7	$548.9
Cost of goods sold	447.4	339.9
Gross profit	247.3	209.0
% of net sales	35.6%	38.1%
Selling, general and administrative	142.0	117.2
% of net sales	20.4%	21.4%
Research and development	15.2	11.4
% of net sales	2.2%	2.1%
Operating income	90.1	80.4
% of net sales	13.0%	14.6%
Net interest expense	7.2	8.1
Other expense	0.6	0.6
Income before income taxes	82.3	71.7
Provision for income taxes	14.5	6.3
Effective tax rate	17.6%	8.8%
Net income	$67.8	$65.4
Earnings per ordinary share
Basic	$0.41	$0.39
Diluted	$0.40	$0.39
Weighted average ordinary shares outstanding
Basic	166.2	167.7
Diluted	168.2	168.8
Cash dividends paid per ordinary share	$0.175	$0.175

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2022	December 31, 2021
In millions
Assets
Current assets
Cash and cash equivalents	$51.1	$49.5
Accounts and notes receivable, net	441.7	438.1
Inventories	348.3	321.9
Other current assets	123.8	102.0
Total current assets	964.9	911.5
Property, plant and equipment, net	287.5	291.1
Other assets
Goodwill	2,185.2	2,186.7
Intangibles, net	1,125.8	1,143.8
Other non-current assets	140.2	141.1
Total other assets	3,451.2	3,471.6
Total assets	$4,703.6	$4,674.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$5.0	$5.0
Accounts payable	263.7	261.0
Employee compensation and benefits	84.7	113.9
Other current liabilities	234.9	256.4
Total current liabilities	588.3	636.3
Other liabilities
Long-term debt	1,040.8	994.2
Pension and other post-retirement compensation and benefits	204.1	208.1
Deferred tax liabilities	210.0	210.3
Other non-current liabilities	126.5	129.2
Total liabilities	2,169.7	2,178.1
Equity	2,533.9	2,496.1
Total liabilities and equity	$4,703.6	$4,674.2

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2022	March 31, 2021
Operating activities
Net income	$67.8	$65.4
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	10.7	9.7
Amortization	17.8	15.9
Deferred income taxes	(0.1)	(1.5)
Share-based compensation	6.6	(0.2)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(5.5)	(42.2)
Inventories	(29.1)	(6.2)
Other current assets	(22.7)	(12.6)
Accounts payable	6.3	10.1
Employee compensation and benefits	(28.4)	7.1
Other current liabilities	(16.9)	2.5
Other non-current assets and liabilities	—	1.9
Net cash provided by (used for) operating activities	6.5	49.9
Investing activities
Capital expenditures	(11.1)	(9.9)
Proceeds from sale of property and equipment	1.9	0.1
Acquisitions, net of cash acquired	—	(3.9)
Net cash provided by (used for) investing activities	(9.2)	(13.7)
Financing activities
Net receipts of revolving long-term debt	47.8	—
Repayments of long-term debt	(1.4)	(5.0)
Dividends paid	(29.0)	(29.4)
Shares issued to employees, net of shares withheld	(3.0)	2.0
Repurchases of ordinary shares	(8.5)	(20.0)
Net cash provided by (used for) financing activities	5.9	(52.4)
Effect of exchange rate changes on cash and cash equivalents	(1.6)	(1.4)
Change in cash and cash equivalents	1.6	(17.6)
Cash and cash equivalents, beginning of period	49.5	122.5
Cash and cash equivalents, end of period	$51.1	$104.9

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022	2021
In millions	First Quarter	First Quarter
Net sales
Enclosures	$359.4	$277.0
Electrical & Fastening Solutions	187.6	147.9
Thermal Management	147.7	124.0
Total	$694.7	$548.9
Segment income (loss)
Enclosures	$50.3	$48.8
Electrical & Fastening Solutions	47.1	39.2
Thermal Management	32.4	21.0
Other	(19.6)	(11.9)
Total	$110.2	$97.1
Return on sales
Enclosures	14.0%	17.6%
Electrical & Fastening Solutions	25.1%	26.5%
Thermal Management	21.9%	16.9%
Total	15.9%	17.7%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2022 excluding the effect of adjustments (Unaudited)

	Actual	Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Full Year
Net sales	$694.7
Operating income	90.1
% of net sales	13.0%
Adjustments:
Restructuring and other	2.0
Acquisition transaction and integration costs	0.3
Intangible amortization	17.8
Segment income	$110.2
Return on sales	15.9%

Net income - as reported	$67.8	$74	$309
Adjustments to operating income	20.1	18	74
Income tax adjustments	(3.4)	(3)	(13)
Net income - as adjusted	$84.5	$89	$370
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$ 0.43 - 0.45	$ 1.78 - 1.86
Adjustments	0.10	0.09	0.36
Diluted earnings per ordinary share - as adjusted	$0.50	$ 0.52 - 0.54	$ 2.14 - 2.22
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of adjustments (Unaudited)

	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$548.9	$601.3	$642.8	$669.0	2,462.0
Operating income	80.4	88.3	97.7	89.0	355.4
% of net sales	14.6%	14.7%	15.2%	13.3%	14.4%
Adjustments:
Restructuring and other	0.8	4.3	1.9	1.8	8.8
Acquisition transaction and integration costs	—	1.6	0.8	1.7	4.1
Intangible amortization	15.9	16.0	17.8	17.8	67.5
Segment income	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales	17.7%	18.3%	18.4%	16.5%	17.7%

Net income (loss) - as reported	$65.4	$66.2	$74.3	$67.0	$272.9
Adjustments to operating income	16.7	21.9	20.5	21.3	80.4
Pension and other post-retirement mark-to-market gain	—	—	—	(15.1)	(15.1)
Loss on early extinguishment of debt	—	—	—	15.2	15.2
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3.8)	(20.4)
Net income - as adjusted	$73.4	$84.3	$90.8	$84.6	$333.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$0.39	$0.44	$0.39	$1.61
Adjustments	0.04	0.11	0.09	0.11	0.35
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.53	$0.50	$1.96

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended March 31, 2022 (Unaudited)

	Q1 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	24.5%	(2.4)%	4.5%	26.6%
Enclosures	23.2%	(2.2)%	8.7%	29.7%
Electrical & Fastening Solutions	28.9%	(2.1)%	—%	26.8%
Thermal Management	22.0%	(2.9)%	—%	19.1%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending June 30, 2022 and year ending December 31, 2022 (Unaudited)

	Forecast (1)
	Q2 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	12 - 14%	(3)%	4%	13 - 15%	11 - 13%	(2)%	2%	11 - 13%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2022	March 31, 2021
Net cash provided by (used for) operating activities	$6.5	$49.9
Capital expenditures	(11.1)	(9.9)
Proceeds from sale of property and equipment	1.9	0.1
Free cash flow	$(2.7)	$40.1